Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectuses of Prairie Operating Co. (the “Company”) of our report dated March 6, 2025, relating to the financial statements of the Company, as of and for the years ended December 31, 2024 and 2023, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement and related Prospectuses.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

April 21, 2025